Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco – Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE Group, Inc. Announces Plans to Combine Project Management

Business with its Turner & Townsend Subsidiary

Dallas, TX – June 24, 2024 — CBRE Group, Inc. (NYSE:CBRE) today announced that the company plans to combine its Project Management business with Turner & Townsend, its majority-owned subsidiary that provides program management, cost consultancy and project management services globally.

Upon closing the transaction, CBRE will own 70% of the combined Turner & Townsend/CBRE Project Management business, with the Turner & Townsend partners holding the remaining 30%. CBRE acquired a 60% ownership interest in Turner & Townsend in November 2021. Since then, Turner & Townsend has grown revenue at a compound rate of more than 20%.

CBRE’s entire Project Management business, including Turner & Townsend, produced net revenue of approximately $3 billion in 2023(1). Since 2021, combined net revenue has grown at a double-digit annual rate with an approximately 15% net profit margin(2). The net synergies derived from bringing the two businesses together are expected to generate approximately $0.15 of incremental run-rate core EPS(3) by the end of 2027, an amount that is expected to grow over time. The cost of the incremental investment in Turner & Townsend/CBRE Project Management is approximately $70 million, exclusive of deal costs.

Bob Sulentic, CBRE’s chair and chief executive officer, said: “Unifying our Project Management business will create an offering that is unmatched for its scale and breadth of capabilities, with more than 20,000 employees serving clients in over 60 countries. Powerful secular trends, particularly increased spending on infrastructure, green energy, and employee experience, are growth catalysts for this business and we are well positioned to capitalize on this significant opportunity.”

The combined business will be led by Vincent Clancy, Turner & Townsend’s chief executive officer, who will continue to report to a Board controlled by CBRE and comprised of senior executives from both CBRE and Turner & Townsend.

“Vince is an exemplary leader who has guided Turner & Townsend to great success,” Mr. Sulentic said. “Putting CBRE’s extensive global Project Management resources and capabilities under Vince will strengthen our value proposition for clients and advance our growth ambitions.”

Mr. Clancy said: “Our ambition since joining forces with CBRE in 2021 has been to create the premier, differentiated program, project and cost management capability globally. We have made exceptional progress towards this goal and our revenue and profit have grown significantly in the last three years. Turner & Townsend’s momentum will continue to grow with the combining of two great businesses into one integrated, pure play project management capability. Our combined depth of talent and resources, global footprint, sector expertise and commitment to excellence will be second to none in project and program management.”

The CBRE Board of Directors intends to appoint Mr. Clancy to the CBRE Board upon closing the transaction. “Vince will bring a global perspective and deep experience in key growth areas like renewable energy and infrastructure to our Board. We look forward to his insights and contributions,” Mr. Sulentic said.

Beginning in 2025, CBRE intends to report Project Management results in a new segment separate from Global Workplace Solutions in order to provide increased transparency for investors.

Turner & Townsend operates across three business segments globally, Real Estate – serving investors and occupiers across all property types, including data centers and life sciences; Infrastructure – notably transport and aviation; and Energy and Natural Resources – including renewable energy, alternative fuels and liquified natural gas.

The transaction is expected to close around year-end, subject to satisfaction of regulatory and other customary conditions and completion of required consultations with employee Works Councils in certain jurisdictions.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2023 revenue). The company has more than 130,000 employees (including Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Turner & Townsend

Turner & Townsend is a global professional services company with over 10,000 people in 48 countries. Collaborating with our clients across real estate, infrastructure and natural resources sectors, the company specializes in major programs, program management, cost and commercial management, net zero and digital solutions. Turner & Townsend is majority-owned by CBRE Group, Inc., the world’s largest commercial real estate services and investment firm, with its partners holding a significant non-controlling interest. www.turnerandtownsend.com

Forward-Looking Statements

Certain of the statements in this release regarding the combining of CBRE’s Project Management business with Turner & Townsend and the performance of the combined business that do not concern purely historical data are forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “intends,” “plan,” “will” and similar terms and phrases are used in this release to identify forward-looking statements. Forward-looking statements are made based on our management’s expectations and beliefs concerning future events affecting us, including the expected closing of the transaction and the expected related net synergies, and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, but not limited to, the ability to combine CBRE Project Management people and capabilities with Turner & Townsend and successfully operate the combined business, future demand for Project Management services, as well as other risks and uncertainties discussed in our filings with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statements speak only as of the date of this release. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. For additional information concerning factors that may cause actual results to differ from those anticipated in the forward-looking statements and other risks and uncertainties to our business in general, please refer to our SEC filings, including our Form 10-K for the fiscal year ended December 31, 2023 and Form 10-Q for the quarter ended March 31, 2024. Such filings are available publicly and may be obtained from our website at www.cbre.com or upon request from the CBRE Investor Relations Department at investorrelations@cbre.com.

(1)	Reconciliation of Project Management revenue to net revenue is shown below (dollars in millions):

	Years ending December 31,
Project Management Revenue	2023	2022	2021
Revenue	$7,310	4,650	$2,932
Less: Pass through costs also recognized as revenue	4,186	1,915	1,395

Net revenue	$3,124	$2,735	$1,537

Fiscal 2021 includes two months of activity for Turner & Townsend since the acquisition closed on November 1, 2021.

(2)	Represents management’s best estimate of Project Management line of business’ contribution to overall Global Workplace Solutions operating profit on a net revenue basis.

(3)

CBRE has not reconciled the (non-GAAP) Core EPS forward-looking guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to potential adjustments to future earnings, such as acquisition related charges.